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                                                                 Exhibit 23.2

         CONSENT OF LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION

February 28, 2001

         We hereby consent to the filing of the our form of opinion with the Commission as an exhibit to the Registration Statement of Great Plains Ethanol, LLC in accordance with the requirements of Item 601(b)(23) of Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

Very truly yours,

LEONARD, STREET AND DEINARD
PROFESSIONAL ASSOCIATION

/s/ Mark S. Weitz

Mark S. Weitz